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EXHIBIT 11 -- STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE

COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES




The following tabulation presents the calculation of primary and fully diluted earnings per common share for the nine-month and three-month periods ended September 30, 1998 and 1997.

                                            Nine Months Ended           Three Months Ended
                                              September 30,                 September 30,
                                        -------------------------     ---------------------------
                                           1998           1997          1998              1997
                                        ----------     ----------     ---------     -------------
Reported net income ...............     $2,512,822     $2,529,788     $ 923,883     $     705,434

Earnings on common shares .........     $2,512,822     $2,529,788     $ 923,883     $     705,434
                                        ==========     ==========     =========     =============
Weighted average common
       shares outstanding - basic..      3,915,091      3,794,997     3,959,060         3,809,494
                                        ==========     ==========     =========     =============
Earnings per common share-basic
  Income from continuing operations     $      .64     $      .67     $     .23     $         .19
                                        ==========     ==========     =========     =============
  Net income ......................     $      .64     $      .67     $     .23     $         .19
                                        ==========     ==========     =========     =============

Weighted average common
       shares outstanding - diluted      3,970,174      3,812,349     4,066,897         3,842,357
                                        ==========     ==========     =========     =============
Earnings per common share-diluted
  Income from continuing operations     $      .63     $      .66     $     .23     $         .18
                                        ==========     ==========     =========     =============
  Net income ......................     $      .63     $      .66     $     .23     $         .18
                                        ==========     ==========     =========     =============
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